UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2018

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement.

IAC Credit Agreement

On November 5, 2018, IAC Group, LLC (“IAC Group”), a wholly-owned subsidiary of IAC/InterActiveCorp (the “Company”), amended and restated its Credit Agreement, dated as of December 21, 2012, as amended and restated as of October 7, 2015, as amended as of December 14, 2016, as further amended as of September 25, 2017 and as supplemented by the Joinder and Reaffirmation Agreement, dated as of October 2, 2017, among IAC Group, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (as amended and restated, the “IAC Credit Agreement”). The IAC Credit Agreement provides for a five-year $250 million revolving facility (the “Revolving Facility”). The proceeds of any loans made under the IAC Credit Agreement can be used for general corporate purposes.

Borrowings under the Revolving Facility bear interest, at the option of IAC Group, at either: (i) a base rate or (ii) LIBOR, in each case, plus an applicable margin. The applicable margin is a percentage (i) from 0.25% to 1.25% for loans bearing interest at the base rate and (ii) from 1.25% to 2.25% for LIBOR loans, with the applicable margin in each instance depending on the consolidated net leverage ratio of IAC Group.

The obligations under the IAC Credit Agreement are guaranteed by certain of IAC Group’s subsidiaries (the “IAC Subsidiary Guarantors”) and are secured by liens on certain stock held by IAC Group and the IAC Subsidiary Guarantors. Upon the occurrence of certain events (the date of such occurrence, the “Trigger Date”), obligations under the IAC Credit Agreement are required to be secured by substantially all of the assets of IAC Group and the IAC Subsidiary Guarantors, subject to certain exceptions.

The IAC Credit Agreement contains a number of covenants that restrict the ability of IAC Group and its restricted subsidiaries to take specified actions, including, among other things and subject to certain exceptions: (i) creating liens; (ii) incurring indebtedness; (iii) making investments and acquisitions; (iv) engaging in mergers, dissolutions and other fundamental changes; (v) making dispositions; (vi) making restricted payments, including dividends; (vii) consummating transactions with affiliates; (viii) entering into sale-leaseback transactions; (ix) placing restrictions on distributions from subsidiaries; and (x) changing their fiscal year. The IAC Credit Agreement also contains customary affirmative covenants and events of default. Pursuant to the IAC Credit Agreement, ANGI Homeservices, Inc. has been designated an unrestricted subsidiary and is no longer subject to the covenants set forth therein.

Under the IAC Credit Agreement, IAC Group is required to maintain a consolidated net leverage ratio of no greater than 3.25 to 1.00 before the Trigger Date and no greater than 2.75 to 1.00 on and after the Trigger Date, in each case as of the end of each fiscal quarter for which (i) the amount of obligations outstanding under the Revolving Facility is equal to or greater than $1.00 or (ii) the outstanding face amount of undrawn letters of credit, excluding certain cash collateralized letters of credit, exceeds $15,000,000.

The foregoing summary of the IAC Credit Agreement is qualified in its entirety by reference to the IAC Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ANGI Homeservices Credit Agreement

On November 5, 2018 (the “Amendment Effective Date”), ANGI Homeservices Inc. (“ANGI Homeservices”), a majority-owned, publicly traded subsidiary of the Company, amended and restated its Credit Agreement, dated as of November 1, 2017, by and among ANGI Homeservices, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended and restated, the “ANGI Credit Agreement”). The ANGI Credit Agreement amends the terms of the existing term loan facility (the “Term Loan Facility”) and provides for a new five-year $250 million revolving facility (the “ANGI Revolving Facility”). The proceeds of any loans made under the ANGI Credit Agreement can be used for general corporate purposes.

Borrowings under the Term Loan Facility and the ANGI Revolving Facility bear interest, at the option of ANGI Homeservices, at either (a) a base rate or (b) LIBOR, in each case plus an applicable margin. The applicable margin is a percentage (i) from 0.50% to 1.25% for loans bearing interest at the base rate and (ii) from 1.50% to 2.25% for LIBOR loans, with the applicable margin in each instance depending on the consolidated net leverage ratio of ANGI Homeservices. The Term Loan Facility will mature in five years from the Amendment Effective Date and will require quarterly amortization payments of 1.25% of the original principal amount thereof as of November 1, 2017 in the first three years from the Amendment Effective Date, 2.5% of such original principal amount in the fourth year from the Amendment Effective Date and 3.75% of such original principal amount thereafter. The Term Loan Facility provides for asset sale and event of loss prepayment requirements, in each case subject to certain exceptions.

Obligations under the ANGI Credit Agreement, including those under the Term Loan Facility, are guaranteed by certain of ANGI Homeservices’ subsidiaries (the “ANGI Subsidiary Guarantors”) and are secured by substantially all of the assets of ANGI Homeservices and the ANGI Subsidiary Guarantors, subject to certain exceptions.

The ANGI Credit Agreement contains a number of covenants that restrict the ability of ANGI Homeservices and its restricted subsidiaries to take specified actions, including, among other things and subject to certain exceptions: (i) creating liens; (ii) incurring indebtedness; (iii) making investments and acquisitions; (iv) engaging in mergers, dissolutions and other fundamental changes; (v) making dispositions; (vi) making restricted payments, including dividends and certain prepayments of junior debt; (vii) consummating transactions with affiliates; (viii) entering into sale-leaseback transactions; (ix) placing restrictions on distributions from subsidiaries; and (x) changing their fiscal year. The ANGI Credit Agreement also contains customary affirmative covenants and events of default.

Under the ANGI Credit Agreement, ANGI Homeservices is required to maintain (i) a consolidated net leverage ratio of no greater than 4.50 to 1.00 and (ii) an interest coverage ratio of not less than 2.00 to 1.00, in each case as of the end of each fiscal quarter for which (i) the amount of obligations outstanding under the ANGI Revolving Facility or the Term Loan Facility is equal to or greater than $1.00 or (ii) the outstanding face amount of undrawn letters of credit, excluding certain cash collateralized letters of credit, exceeds $15,000,000.

The foregoing summary of the ANGI Credit Agreement is qualified in its entirety by reference to the ANGI Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03                   Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibits.  See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amended and Restated Credit Agreement, dated as of November 5, 2018, by and among IAC Group, LLC, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

10.2

Amended and Restated Credit Agreement, dated as of November 5, 2018, by and among ANGI Homeservices Inc., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Glenn H. Schiffman
Name:	Glenn H. Schiffman
Title:	Executive Vice President and Chief Financial Officer

Date: November 9, 2018